EX-99.1

SHOE CARNIVAL REPORTS SECOND QUARTER FISCAL 2025 RESULTS

September 4, 2025

FOR IMMEDIATE RELEASE

FORT MILL, SC - Shoe Carnival, Inc. (Nasdaq: SCVL) (the “Company”), a leading retailer of footwear and accessories for the family, today reported results for the second quarter ended August 2, 2025 and updated its Fiscal 2025 outlook.

Second Quarter Fiscal 2025 and Back-to-School Highlights

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Delivered $0.70 EPS, beating consensus by over 20 percent.
•
Expanded gross profit margin 270 basis points to 38.8 percent.
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Achieved positive comparable sales and margin expansion during August Back-to-School.
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Shoe Station rebanner strategy delivered 8 percent comparable sales growth through year-to-date August.
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Grew cash double digits through fiscal August with zero debt, positioned to fund growth.

“Our second quarter results demonstrate meaningful progress, with profits beating consensus by double digits and gross margins reaching 38.8 percent - our strongest Q2 margin performance in years,” said Mark Worden, President and Chief Executive Officer. “As we moved into Back-to-School in early August, our execution hit a higher level. We delivered positive comparable store sales for the Company and margin expansion across all banners during the period that drives approximately 25 percent of our annual profits. This return to growth during our highest-stakes season - ahead of our projected timeline - validates that our transformation is accelerating.”

Worden continued, “Our rebanner strategy continues to deliver strong results. Through year-to-date August, the Shoe Station banner is outperforming the Shoe Carnival banner by a wide margin, with margins up sharply over last year. Our debt-free balance sheet with strong cash reserves allows us to invest aggressively in this proven model while remaining ready for strategic opportunities. By Back-to-School 2026, Shoe Station will be our majority concept, positioning us for sustained growth with a higher-income customer base, stronger margins, and improved returns.”

Shoe Station Growth Strategy

As of August 2, 2025, the Company operated 428 stores: 313 Shoe Carnival stores, 87 Shoe Station stores, and 28 Rogan's stores. The Shoe Station store count has more than doubled since second quarter 2024.

The Company completed 20 rebanner conversions during second quarter 2025, bringing year-to-date conversions to 44 stores. An additional 58 stores are expected to rebanner in the second half of fiscal 2025 (29 in third quarter and 29 in fourth quarter), bringing the total to 145 Shoe Station stores by year-end - representing 34 percent of the fleet. This positions the Company to surpass 215 Shoe Station stores by Back-to-School 2026, achieving the critical 51 percent threshold where expected portfolio growth overtakes legacy declines.

The rebanner strategy delivered strong financial returns through year-to-date August compared to the same period last year including:

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Comparable sales increasing high-single digits.
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Rebanner margins expanding 270 basis points.

First-year rebanner investments of approximately $25 million are expected to impact fiscal 2025 operating income, with $0.36 of EPS impact incurred year-to-date. Payback of these investments is expected within two to three years.

Second Quarter Operating Results

Gross profit margin reached 38.8 percent in second quarter 2025, expanding 270 basis points from 36.1 percent in the prior year. This margin expansion demonstrated the power of the Company's rebanner strategy. Merchandise margin improved 390 basis points driven by disciplined pricing across all banners, a favorable mix shift toward merchandise preferred by Shoe Station's higher-income customers, and strategic inventory investments. This more than offset 120 basis points of deleverage in buying, distribution and occupancy costs.

Net sales were $306.4 million compared to $332.7 million in second quarter 2024, a decrease of 7.9 percent. Comparable sales declined 7.5 percent, including a high-single digit decline at Shoe Carnival and break-even results at Shoe Station.

By banner, second quarter 2025 divergent trends reinforced the rebanner strategy:

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Shoe Station net sales grew 1.6 percent.
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Shoe Carnival net sales declined 10.1 percent as the sub-$40,000 income consumer remained pressured.
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Rogan's exceeded $20 million in net sales, in line with integration plans.

Net income was $19.2 million, or $0.70 per diluted share (“EPS”), compared to $22.6 million, or $0.82 per diluted share in the prior year. The Company estimates second quarter 2025 EPS included a $0.21 negative impact from rebanner investments while first quarter 2025 EPS included a $0.15 negative impact.

The rebanner investments in second quarter 2025 included an estimated 1 percent decline in net sales from stores temporarily closed during rebanner conversions and a 2 percent increase in selling, general and administrative expenses (“SG&A”) as a percent of net sales for store closing costs, additional depreciation, customer acquisition costs and other costs.

Back-to-School Performance Update

Fiscal August performance accelerated significantly, with the Company achieving positive comparable sales versus prior year - a significant improvement from second quarter trends and ahead of the Company's projected timeline for returning to growth.

By banner, fiscal August delivered strong results:

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Shoe Station grew comparable sales high-single digits, driven by high-single digit growth in the children's category and low-twenties growth in the adult athletics category with margin expansion.
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Shoe Carnival achieved positive children's category comparable sales with margin growth while maintaining discipline in other categories.
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Rogan's also achieved comparable sales growth, in line with integration plans.

Balance Sheet Strength

The Company ended second quarter 2025 debt-free, and consistent with the last 20 consecutive years, fully funded its operations and growth investments from operating cash flow. Cash, cash equivalents and marketable securities totaled $91.9 million.

Inventory increased 5 percent versus prior year, a strategic investment that delivered significantly improved availability on key items during Back-to-School. This availability directly contributed to margin expansion and sales capture during this peak selling period. The Company expects inventory levels to normalize during 2026 as supply chain visibility improves.

Capital expenditures totaled $24.4 million year-to-date, primarily for the 44 completed rebanner conversions. The Company has $50 million remaining under its share repurchase authorization.

The Company had approximately $148 million in cash, cash equivalents, and marketable securities as of August fiscal month end, an increase of over 10 percent compared to the same time last year. This increase was largely due to a successful August Back-to-School that generated over $55 million in cash, providing ample liquidity for continued rebanner investments and strategic opportunities.

Fiscal 2025 Outlook

Based on second quarter results exceeding market expectations, Back-to-School results, and rebanner momentum continuing, the Company now expects the following for fiscal 2025:

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Net Sales: $1.12 billion to $1.15 billion, compared to the previous range of $1.15 billion to $1.23 billion.
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GAAP EPS: $1.70 to $2.10, an increase in the lower end of the range of $0.10.
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Gross Profit Margin: 36.5 percent to 37.5 percent, a 150-basis point increase.
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SG&A: $355 million to $360 million, inclusive of increased rebanner investment.
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Capital Expenditures: $45 to $55 million, inclusive of $30 to $35 million for rebanners.

The Company’s outlook anticipates that sales declines will slow in the second half of the year, with the midpoint implying a 3 percent decline versus the 7.7 percent year-to-date decline. This improvement reflects the rebanner strategy's momentum and strong event period performance, including August's positive comparable sales. As Shoe Station grows, the Company expects its gains will increasingly offset Shoe Carnival's challenges. The wide EPS range reflects macro uncertainty and expected traffic volatility outside key selling periods.

Conference Call

Today, at 9:00 a.m. Eastern Time, the Company will host a conference call to discuss its second quarter results. Participants can listen to the live webcast of the call by visiting Shoe Carnival's Investors webpage at www.shoecarnival.com. While the question-and-answer session will be available to all listeners, questions from the audience will be limited to institutional analysts and investors. A replay of the webcast will be available on the Company's website beginning approximately two hours after the conclusion of the conference call and will be archived for one year.

About Shoe Carnival

Shoe Carnival, Inc. is one of the nation's largest family footwear retailers, offering a broad assortment of dress, casual and athletic footwear for men, women and children with emphasis on national name brands. As of September 4, 2025, the Company operated 428 stores in 35 states and Puerto Rico under its Shoe Carnival, Shoe Station and Rogan's store fronts and offers shopping at www.shoecarnival.com and www.shoestation.com. Headquartered in Fort Mill, SC, and with distribution and support operations located in Evansville, IN, Shoe Carnival, Inc. trades on The Nasdaq Stock Market LLC under the symbol SCVL.

Press releases and annual reports are available on the Company's website at www.shoecarnival.com.

Contact Information

Patrick C. Edwards

Chief Financial Officer, Treasurer and Secretary

(812) 867-4034

www.shoecarnival.com

(812) 867-6471

Cautionary Statement Regarding Forward-Looking Information

As used herein, “we”, “our” and “us” refer to Shoe Carnival, Inc. This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties, such as statements about our future growth, operations, cash flows and shareholder returns.

A number of factors could cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, but are not limited to: our ability to increase our comparable stores Net Sales and achieve expected operating results from rebannering Shoe Carnival locations into Shoe Station locations within expected time frames, or at all; our ability to achieve expected operating results from, and planned growth of, our Shoe Station banner within expected time frames, or at all; the impact of competition and pricing, including our ability to maintain current promotional intensity levels; changes in the political and economic environments in, the status of trade relations with, and the impact of changes in trade policies and tariffs impacting, China and other countries which are the major manufacturers of footwear; our ability to control costs and meet our labor needs in a rising wage, inflationary, and/or supply chain constrained environment; the effects and duration of economic downturns and unemployment rates; the potential impact of national and international security concerns, including those caused by war and terrorism, on the retail environment; general economic conditions in the areas of the continental United States and Puerto Rico where our stores are located; changes in the overall retail environment and more specifically in the apparel and footwear retail sectors; our ability to successfully utilize the e-commerce sales channel and its impact on traffic and transactions in our physical stores; the success of the open-air shopping centers where many of our stores are located and the impact on our ability to attract customers to our stores; our ability to attract customers to our e-commerce platform and to successfully grow our omnichannel sales; the effectiveness of our inventory management, including our ability to manage key merchandise vendor relationships and direct-to-consumer initiatives; changes in our relationships with other key suppliers; our ability to successfully manage and execute our marketing initiatives and maintain positive brand perception and recognition; our ability to successfully manage our current real estate portfolio and leasing obligations; changes in weather, including patterns impacted by climate change; changes in consumer buying trends and our ability to identify and respond to emerging fashion trends; the impact of disruptions in our distribution or information technology operations including at our distribution center located in Evansville, IN; the impact of natural disasters, public health and political crises, civil unrest, and other catastrophic events on our operations and the operations of our suppliers, as well as on consumer confidence and purchasing in general; the duration and spread of a public health crisis and the mitigating efforts deployed, including the effects of government stimulus on consumer spending; risks associated with the seasonality of the retail industry; the impact of unauthorized disclosure or misuse of personal and confidential information about our customers, vendors and employees, including as a result of a cybersecurity breach; our ability to effectively achieve the operating results from, and maintain the synergies, efficiencies and other benefits gained through, our acquisition strategy, including our recent acquisition of Rogan’s; our ability to successfully execute our business strategy, including the availability of desirable store locations at acceptable lease terms, our ability to identify, consummate or effectively integrate future acquisitions, our ability to implement and adapt to new technology and systems, our ability to open new stores in a timely and profitable manner, including our entry into major new markets, and the availability of sufficient funds to implement our business plans; higher than anticipated costs associated with the closing of underperforming stores; the inability of manufacturers to deliver products in a timely manner; an increase in the cost, or a disruption in the flow, of imported goods; the impact of regulatory changes in the United States, including minimum wage laws and regulations, and the countries where our manufacturers are located; the resolution of litigation or regulatory proceedings in which we are or may become involved; continued volatility and disruption in the capital and credit markets; future stock repurchases under our stock repurchase program and future dividend payments; and other factors described in the Company’s SEC filings, including the Company’s latest Annual Report on Form 10-K. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. Forward-looking statements can be identified by, among other things, the use of forward-looking terms such as “believes,” “expects,” “aims,” “on track,” “may,” “will,” “should,” “seeks,” “pro forma,” “anticipates,” “intends” or the negative of any of these terms, or comparable terminology, or by discussions of strategy or intentions. Given these uncertainties, we caution investors not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We disclaim any obligation to update any of these factors or to publicly announce any revisions to the forward-looking statements contained in this press release to reflect future events or developments.

Financial Tables Follow

SHOE CARNIVAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Thirteen	Thirteen	Twenty-six	Twenty-six
	Weeks Ended	Weeks Ended	Weeks Ended	Weeks Ended
	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Net sales	$306,388	$332,696	$584,103	$633,061
Cost of sales (including buying, distribution and occupancy costs)	187,580	212,753	369,518	406,318
Gross profit	118,808	119,943	214,585	226,743
Selling, general and administrative expenses	93,580	89,864	177,392	174,157
Operating income	25,228	30,079	37,193	52,586
Interest income	(782)	(672)	(1,885)	(1,475)
Interest expense	77	137	155	273
Income before income taxes	25,933	30,614	38,923	53,788
Income tax expense	6,708	8,041	10,355	13,929
Net income	$19,225	$22,573	$28,568	$39,859
Net income per share:
Basic	$0.70	$0.83	$1.05	$1.47
Diluted	$0.70	$0.82	$1.04	$1.45
Weighted average shares:
Basic	27,339	27,159	27,286	27,151
Diluted	27,455	27,500	27,470	27,452

Cash dividends declared per share	$0.150	$0.135	$0.300	$0.270

SHOE CARNIVAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

(Unaudited)

	August 2,	February 1,	August 3,
	2025	2025	2024
ASSETS
Current Assets:
Cash and cash equivalents	$78,719	$108,680	$71,633
Marketable securities	13,198	14,432	12,831
Accounts receivable	8,457	9,018	5,519
Merchandise inventories	449,005	385,605	425,462
Other	24,689	18,409	21,651
Total Current Assets	574,068	536,144	537,096
Property and equipment – net	181,324	172,806	170,717
Operating lease right-of-use assets	338,950	343,547	337,926
Intangible assets	40,945	40,968	40,990
Goodwill	18,018	18,018	15,376
Other noncurrent assets	11,948	12,650	12,922
Total Assets	$1,165,253	$1,124,133	$1,115,027

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$68,662	$52,030	$73,916
Accrued and other liabilities	29,912	25,382	30,204
Current portion of operating lease liabilities	57,889	53,013	55,870
Total Current Liabilities	156,463	130,425	159,990
Long-term portion of operating lease liabilities	303,689	314,974	304,578
Deferred income taxes	23,295	18,879	15,187
Deferred compensation	10,243	10,011	12,564
Other	873	848	4,213
Total Liabilities	494,563	475,137	496,532
Total Shareholders’ Equity	670,690	648,996	618,495
Total Liabilities and Shareholders’ Equity	$1,165,253	$1,124,133	$1,115,027

SHOE CARNIVAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

(Unaudited)

	Twenty-six	Twenty-six
	Weeks Ended	Weeks Ended
	August 2, 2025	August 3, 2024
Cash Flows From Operating Activities
Net income	$28,568	$39,859
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,760	15,116
Stock-based compensation	3,646	3,574
Loss on retirement and impairment of assets, net	1,097	215
Deferred income taxes	4,416	(486)
Non-cash operating lease expense	30,660	28,307
Other	240	810
Changes in operating assets and liabilities:
Accounts receivable	560	(561)
Merchandise inventories	(63,400)	(37,177)
Operating leases	(32,473)	(29,223)
Accounts payable and accrued liabilities	22,508	20,498
Other	(8,960)	(190)
Net cash provided by operating activities	3,622	40,742

Cash Flows From Investing Activities
Purchases of property and equipment	(24,408)	(15,722)
Investments in marketable securities	(1,498)	(35)
Sales of marketable securities	2,970	0
Acquisition, net of cash acquired	0	(44,384)
Net cash used in investing activities	(22,936)	(60,141)

Cash Flow From Financing Activities
Proceeds from issuance of stock	97	92
Dividends paid	(8,531)	(7,372)
Shares surrendered by employees to pay taxes on stock-based compensation awards	(2,213)	(688)
Net cash used in financing activities	(10,647)	(7,968)
Net decrease in cash and cash equivalents	(29,961)	(27,367)
Cash and cash equivalents at beginning of period	108,680	99,000
Cash and cash equivalents at end of period	$78,719	$71,633